     As filed with the Securities and Exchange Commission on June 4, 1999
                                                     Registration No. 33-44543
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ______________________

                           Tele-Communications, Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                                  84-1260157
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                               9197 South Peoria
                           Englewood, Colorado 80112
              (Address of Principal Executive Offices) (Zip Code)

       United Artists Theatre Circuit, Inc. Employee Stock Purchase Plan
                           (Full title of the plan)

                            Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               9197 South Peoria
                           Englewood, Colorado 80112
                    (Name and address of agent for service)

                                (720)  875-5400
         (Telephone number, including area code, of agent for service)


                    Removal of Securities from Registration

================================================================================

                    Removal of Securities from Registration

     On March 9, 1999, TCI Communications, Inc. ("TCIC") merged with and into Tele-Communications, Inc. ("TCI") with TCI being the surviving entity. As a result of the merger TCIC no longer exists. In connection with such merger, all assets and liabilities of TCIC were assumed by TCI. Pursuant to undertaking No. 3 of Item 9 of the Registration Statement on Form S-8 of TCIC (File No. 33-44543) (the "Registration Statement"), the Registrant files this Post-effective Amendment No. 1 to the Registration Statement for the purpose of withdrawing from registration any of the securities which were previously registered under the Registration Statement and which remain unsold.
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                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 3, 1999.

                                TELE-COMMUNICATIONS, INC.


                                By: /s/ Stephen M. Brett
                                    Name:  Stephen M. Brett
                                    Title: Senior Executive Vice President